EXHIBIT 12(a)

                   BANKERS TRUST CORPORATION AND SUBSIDIARIES
         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                              (dollars in millions)

                                                                                             Year Ended December 31,
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                              1996         1997        1998         1999        2000
- ------------------------------------------------------------------------------------------------------------------------------------
Earnings:
 1.  Income (loss) before income taxes                                      $1,131       $1,239      $  (77)     $(1,415)     $  900
 2.  Add: Fixed charges excluding capitalized interest (Line 10)             5,483        5,959       6,954        3,654       3,027
 3.  Less: Equity in undistributed income of unconsolidated
       subsidiaries and affiliates                                              30         (117)         15           75          42
- ------------------------------------------------------------------------------------------------------------------------------------
 4.  Earnings including interest on deposits                                 6,584        7,315       6,862        2,164       3,885
 5.  Less: Interest on deposits                                              1,355        2,076       2,195        1,424         998
- ------------------------------------------------------------------------------------------------------------------------------------
 6.  Earnings excluding interest on deposits                                $5,229       $5,239      $4,667      $   740      $2,887
====================================================================================================================================
Fixed Charges:
 7.  Interest expense                                                       $5,451       $5,926      $6,919      $ 3,612      $2,988
 8.  Estimated interest component of net rental expense                         32           33          35           42          39
 9.  Amortization of debt issuance expense                                      --           --          --           --          --
- ------------------------------------------------------------------------------------------------------------------------------------
10.  Total fixed charges including interest on deposits and
       excluding capitalized interest                                        5,483        5,959       6,954        3,654       3,027
11.  Add: Capitalized interest                                                  --           --          --           --          --
- ------------------------------------------------------------------------------------------------------------------------------------
12.  Total fixed charges                                                     5,483        5,959       6,954        3,654       3,027
13.  Less: Interest on deposits (Line 5)                                     1,355        2,076       2,195        1,424         998
- ------------------------------------------------------------------------------------------------------------------------------------
14.  Fixed charges excluding interest on deposits                           $4,128       $3,883      $4,759      $ 2,230      $2,029
====================================================================================================================================
Consolidated Ratios of Earnings to Fixed Charges:
Including interest on deposits (Line 4/Line 12)                               1.20         1.23         .99          N/A        1.28
====================================================================================================================================
Excluding interest on deposits (Line 6/Line 14)                               1.27         1.35         .98          N/A        1.42
====================================================================================================================================

For the years ended December 31, 1999 and 1998, earnings, as defined, did not cover fixed charges, including and excluding interest on deposits by $1,490 million and $92 million, respectively, as a result of a net loss recorded during the period.

N/A--Not Applicable.


                               Bankers Trust Corporation and its Subsidiaries 81